Exhibit 5.1

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
+1 212 909 6000

February 16, 2024

International Paper Company

6400 Poplar Avenue

Memphis, Tennessee 38197

International Paper Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to International Paper Company, a New York corporation (the “Company”), in connection with the filing today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to an Indenture (the “Senior Indenture”), dated as of April 12, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee (the “Trustee”); (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), dated as of September 15, 1998, between the Company and the Trustee; (iii) shares of Common Stock of the Company, par value $1.00 per share (the “Common Stock”); (iv) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”); (v) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”); (vi) warrants representing rights to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); (vii) stock purchase contracts representing rights to purchase Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”); and (viii) stock purchase units, consisting of Stock Purchase Contracts, Warrants and/or Debt Securities or debt obligations of third parties, including U.S. Treasury Securities (the “Stock Purchase Units”).

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Indentures, (b) examined and relied on such corporate or other organizational documents and records of the Company and such certificates of public officials and officers and representatives of the Company as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company delivered to us and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the valid existence and good standing of the Trustee, (vi) the corporate or other power and authority of the Trustee to enter into and perform its obligations under each Indenture, (vii) the due authorization, execution and delivery of each Indenture by the Trustee and (viii) the enforceability of each Indenture against the Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. When (i) the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee (the “Board of Directors”), (ii) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (i) the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Common Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements, or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and nonassessable.

4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of New York and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Preferred Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements, or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and nonassessable.

5. When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated in paragraph 4 above and have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

6. When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (i) the terms, and the execution and delivery, of the Stock Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Stock Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Stock Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Stock Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. When (i) the terms of the Stock Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Stock Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Stock Purchase Contracts that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 7 above, (iv)(a) the Indenture relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Stock Purchase Units has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 1 or 2 above, as the case may be, (b) the Preferred Stock that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 4 above, (c) the Deposit Agreement or Agreements relating to the Depositary Shares that form a part of the Stock Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 5 above or (d) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Stock Purchase Units have been duly authorized, issued and delivered in accordance with their terms and (v) the certificates representing the Stock Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Stock Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Units will be validly issued.

9. If the Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and (ii) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Senior Indenture or Subordinated

Indenture, as the case may be, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including, without limitation, court decisions) or public policy.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

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